Exhibit 23.4

June 26, 2015

Capt. Ian T. Blackley
President, Chief Executive Officer and Director
Overseas Shipholding Group, Inc.
1301 Avenue of the Americas
New York, New York 10019

Subject:  Navigistics Consulting’s Input to Form S-1 for Overseas Shipholding Group, Inc.

Ladies and Gentlemen,

In reference to the prospectus (the “Prospectus”) included in the registration statement on Form S-1 (the “Registration Statement”) relating to the initial public offering of Class A common stock of Overseas Shipholding Group, Inc. (the “Company”), I have reviewed the sections in the Prospectus entitled “Summary — Positive Industry Fundamentals — Jones Act Market” and “Industry Overview — The Jones Act Product Tanker and Large ATB Industry” and confirm that they accurately describe the U.S. coastwise market for waterborne transportation services for crude oil and petroleum products. With respect to such statistical data, graphs, tables, and other information supplied by me, I further advise the Company that:

•                                    some information in my databases is derived from estimates or subjective judgments;

•                                    the information in the databases of other maritime data collection agencies may differ from the information in my databases; and

•                                    while I have taken reasonable care in the compilation of the statistical and graphical information I have supplied and believe it to be accurate and correct, data compilation is subject to limited audit and validation procedures, and may accordingly contain errors.

I hereby consent to all references to my firm in the Prospectus and to the use of the statistical data, graphs and tables supplied by me set forth in the sections of the Prospectus entitled “Summary — Positive Industry Fundamentals — Jones Act Market” and “Industry Overview — The Jones Act Product Tanker and Large ATB Industry”.

I hereby consent to the filing of this letter as an exhibit to the Registration Statement to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and to the reference to our firm in the section of the Prospectus entitled “Experts”.

Very truly yours,

/s/ David G. St. Amand

Name: David G. St. Amand
Title: President - Navigistics Consulting